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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Promotions.com, Inc. (formerly Webstakes.com, Inc.) of our report dated January 28, 2000 on our audits of the financial statements of Promotions.com, Inc. as of December 31, 1999 and 1998 and for the three years in the period ended December 31, 1999.


                                        /s/ PricewaterhouseCoopers LLP
                                        PRICEWATERHOUSECOOPERS LLP

New York, New York
December 22, 2000